UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2014

 CATAMARAN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-52073

Yukon Territory, Canada	98-0167449
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1600 McConnor Parkway
Schaumburg, Illinois 60173-6801
(Address of principal executive offices, including zip code)

(800) 282-3232
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the annual and special meeting of shareholders of Catamaran Corporation (the “Company”) held on May 13, 2014 (the “2014 Annual Meeting”), the Company's shareholders approved the Amended and Restated Catamaran Corporation Incentive Plan (the “Amended and Restated Bonus Plan”), which had previously been approved by the Company's Board of Directors, subject to shareholder approval. The purpose, among others, of the amendment and restatement of the Amended and Restated Bonus Plan was to increase the per-participant limitation on payments made with respect to any performance period from $3,000,000 to $7,000,000. The Amended and Restated Bonus Plan provides for cash incentive awards to executive officers and other eligible employees based on the achievement of objective performance goals for performance periods commencing on or after January 1, 2014. All officers and other employees of the Company and its subsidiaries (approximately 4,000 individuals) are eligible to be designated for participation in the Amended and Restated Bonus Plan. The Compensation Committee of the Board of Directors of the Company administers the Amended and Restated Plan and will designate the eligible employees who will participate in the Amended and Restated Bonus Plan for a specified performance period. This description of the Amended and Restated Bonus Plan is qualified in its entirety by reference to the terms of the Amended and Restated Bonus Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2014 Annual and Special Meeting of Shareholders, Peter J. Bensen, Steven D. Cosler, William J. Davis, Steven B. Epstein, Betsy Holden, Karen Katen, Harry M. Kraemer, Anthony R. Masso, and Mark A. Thierer were each elected to serve as a director of the Company until the close of the next annual meeting of shareholders or until his or her successor is duly elected or appointed, whichever occurs first. Additionally, the Company's shareholders approved the Amended and Restated Bonus Plan, approved the material terms of the performance measures under the Catamaran Corporation Third Amended and Restated Long-Term Incentive Plan, ratified the re-appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014, and approved, on an advisory basis, the compensation of the Company's named executive officers.

Set forth below are the final voting results for each of the matters submitted to a vote of the shareholders of the Company.

1. Election of directors to terms expiring at the 2015 Annual Meeting of Shareholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter J. Bensen	114,330,137	157,457	3,934,694
Steven D. Cosler	111,571,820	2,915,774	3,934,694
William J. Davis	112,775,746	1,711,848	3,934,694
Steven B. Epstein	111,560,493	2,927,101	3,934,694
Betsy Holden	111,502,318	2,917,736	4,002,234
Karen Katen	113,558,968	861,086	4,002,234
Harry M. Kraemer	111,744,049	2,676,005	4,002,234
Anthony R. Masso	114,261,712	158,342	4,002,234
Mark A. Thierer	112,993,971	1,493,623	3,934,694

2. To consider and approve the Company's Amended and Restated Bonus Plan:

Votes For	Votes Against	Broker Non-Votes
112,401,660	2,018,326	4,002,302

3. To consider and approve the material terms of the performance measures under the Company's Third Amended and Restated Long-Term Incentive Plan:

Votes For	Votes Against	Broker Non-Votes
109,079,896	5,340,090	4,002,302

4. Advisory vote to approve named executive officer compensation, as disclosed in the 2014 Annual and Special Meeting of Shareholders proxy circular and proxy statement:

Votes For	Votes Against	Abstain	Broker Non-Votes
113,368,986	713,147	337,921	4,002,234

5. Ratification of the re-appointment of KPMG LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014 and to authorize the board of directors to fix the auditor's remuneration and terms of engagement:

Votes For	Votes Withheld
118,362,595	59,693

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Catamaran Corporation Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Catamaran Corporation
May 14, 2014	By:	/s/ Michael Shapiro
Michael Shapiro
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Catamaran Corporation Incentive Plan